AyA

SUBLICENSE AGREEMENT

THIS AGREEMENT made and entered into this 24th day of January, 2006, by and between SCORES HOLDING COMPANY, INC., a Utah corporation with its principal office at 533-535 West 27th Street, New York, NY 10001 or designee ("Licensor") and AYA Entertainment, Inc., a New York corporation. ("Licensee").

WITNESSETH:

WHEREAS, LICENSOR is the exclusive licensee of the SCORES trademarks and related intellectual property listed on **Exhibit A** (the "Scores Trademarks"), annexed hereto, and has the right to sublicense the same on the terms set forth herein; and

WHEREAS, Licensee is the owner and operator of an adult-entertainment website using the URL www.scoresvirtual.com (designated as "the Website"); and

WHEREAS, Licensee will hereby receive the right and license to use the Scores Trademarks in connection with the operation of the Website and the sale of certain merchandise and services, (designated as "the Business") for the Term (as defined hereinbelow);

NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by both parties, the parties agree as follows:

1. LICENSE GRANT.

(a) Licensor hereby grants to Licensee and Licensee accepts, exclusive license to use the Scores Trademarks during the Term (as defined hereinbelow) in connection with the Business, subject to the terms and conditions of this License Agreement. Licensor hereby grants to Licensee and Licensee accepts an exclusive license to use the Scores Trademarks and Scores Club Format on the www.scoresvirtual.com website.

(b) Licensee shall not have the right to sublicense any of the rights granted to it under this Agreement without prior written consent by Licensor.

(d) Licensor shall not directly compete with Licensee's Business, nor shall Licensor license the use of the Scores Trademarks to any person or entity which will directly compete with Licensee's Business.

(e) Licensor grants to Licensee the right to change the URL of www.scoresvirtual.com and/or add other URLs to the operations of its Business under this Agreement. This Agreement continues in full force for so long as the Business continues in operation pursuant to this Agreement regardless of the URL(s) of the website(s) utilized by the Business.

(f) Licensor grants to Licensee the right to use the Scores Trademarks in connection with

advertising and marketing of the Business, at Licensee's sole expense and in appropriate advertising venues of Licensee's choosing, provided that such use of the Scores Trademarks is pursuant to and consistent with the terms of this Agreement.

2. COMPENSATION:

(a) Royalties.
(i) Beginning on the first day of operation of the Website Licensee agrees to pay the following as a royalty ("License Fee") for the Term of the Agreement as follows: The License Fee will be 4.99% of Gross Revenues. Gross Revenues will be reported on a weekly basis for the purposes of determining the License Fee.
(ii) "Gross Revenues" means 100% of Licensee's receipts received from the Business' operation, less all actual local sales taxes paid and credit card discount fees. Gross Revenues include all revenues from the operation of the Website including, but not limited to Internet Membership/Subscription Revenue, DVD/Video Sales Revenue, Online Merchandise Sales Revenue and Live Online Video Streaming Revenue.

(b) Payment. Payment of royalties due under this Section shall be made within ten (10) business days of the issuance of each report of Gross Revenues as set forth above.

3. COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS. Licensee is responsible for the compliance with all applicable laws and safety standards regarding the operation of the Business and the Website, and the use of the Scores Trademarks in connection therein.

4. INTELLECTUAL PROPERTY RIGHTS.

(a) Title to all copyrights, trademarks and/or patents in the Scores Trademarks (see **Exhibit A)** and related intellectual property belong solely to Licensor and are within the scope of the license granted herein. Upon termination of this Agreement all intellectual property rights and rights granted herein in the Scores Trademarks immediately revert to Licensor or the owner of the Scores Trademarks and Licensee agrees to return to Licensor all original artwork, models, samples, prototypes, renderings and drawings incorporating the Scores Trademarks. All use by Licensee of the intellectual property rights of the Scores Trademarks shall inure to the sole benefit of Licensor and the owner of the Scores Trademarks. Licensee shall execute any and all documents necessary to confirm said reversions of rights and hereby appoints Licensor its attorney-in-fact to execute any such documents in the event Licensee is unwilling or unable to do so. Licensee acknowledges the exclusive ownership of all intellectual property rights in and to the Scores Trademarks by the owner of the Scores Trademarks and will not take any action to interfere with or challenge said ownership, including but not limited to registering or attempting to register the same or similar marks or properties anywhere in the World, nor commence or participate in cancellation or opposition proceedings.

5. WARRANTIES.

(a) Licensor hereby warrants that, to the best of its knowledge, the granting of the license

hereunder or the subsequent commercial exploitation of the license does not violate the intellectual property or contract rights of any third party. Licensor further warrants that it has not intentionally violated the rights of any third party in granting Licensee this license.

(b) Licensee hereby warrants that, to the best of its knowledge, the acceptance of the license granted hereunder or the subsequent commercial exploitation of the license does not violate the intellectual property or contract rights of any third party. Licensee further warrants that it has not intentionally violated, and will not intentionally violate, the rights of any third party in accepting this license.

6. OFFENSIVE LITIGATION. Licensee agrees to give to Licensor prompt notification of any third party actions that would constitute an infringement of the rights granted to it by this Agreement. Licensor shall prosecute, at its own discretion, infringement actions against any third party infringers and any recoveries obtained therein shall belong exclusively to Licensor. Licensee shall, at Licensor's expense, cooperate in all respects with Licensor's prosecution of said suits, including but not limited to being named as a party in any such suit, producing documents, appearing as witnesses, etc.

7. INDEMNIFICATION.

(a) Licensor agrees to indemnify and hold harmless Licensee from and against any and all damage, loss, and expense incurred as a result of the breach of any of Licensor's warranties herein. Any claims made against Licensee which would result in Licensor becoming obligated to indemnify Licensee hereunder shall not permit Licensee to withhold any amounts due to Licensor hereunder.

(b) Licensee agrees to indemnify, defend, and hold harmless Licensor, its agents and employees from and against any and all loss and expense arising out of any claims of personal injury, product liability, wrongful death, negligence, strict liability or other similar action, in addition to the breach of any of its warranties hereunder or the violation of any applicable law or safety standard based on the use of the Scores Trademarks by or on behalf of Licensee and/or its subsidiary, affiliated or controlled company (if any).

8. TERMINATION.

(a) Except as provided for in sub-section 10(b), below, in case either party fails to perform under or commits or allows to be committed a breach of any of the several covenants and conditions herein contained, the other party shall notify such party in writing of such failure or default and such party shall then have the right to remedy such failure or default within sixty (60) days. If, after notice, the default has not been timely cured by the defaulting party within the time period specified hereinabove, then the aggrieved party may, but is not required to, terminate this Agreement by a further notice to the defaulting party in writing; such notice becoming effective upon receipt by the defaulting party.

(b) Notwithstanding any provision of sub-section 10(a), above, to the contrary, if Licensor shall send notice of default to Licensee based on a purported failure to pay royalties, then Licensee shall cure such default within twenty (20) days of the notice, or Licensee shall have the right to show that it is not in default by retaining the services of a Certified Public Accountant (CPA) firm, mutually agreed upon by both parties, for a determination of whether a payment failure has in fact occurred.

(c) If Licensee elects the option of retaining the services of a CPA firm pursuant to sub-section 10(b), above, no default is deemed to have occurred until the said determination is completed, and notice thereof is received by both parties in writing.

(d) Any termination under this section will be without prejudice to the rights and remedies of either party with respect to any provisions or covenants arising out of breaches committed prior to such termination.

(e) If a petition in bankruptcy is filed by or against Licensee, or Licensee becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the license hereby granted shall automatically terminate without any notice whatsoever being necessary. In the event this License is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, use, exploit or in any way deal with or in the Scores Trademarks or anything relating to it whatsoever except with and under the special consent and instructions of Licensor in writing, which they shall be obliged to follow.

(f) Upon cessation of all operations by Licensee of the Business utilizing the www.scoresvirtual.com Website for a period of greater than one hundred eighty (180) days for any reason other than Force Majeure, this Agreement shall terminate automatically.

(g) This Agreement shall also terminate should Licensee sell the Business or substantially all of the assets of the Business. Licensee shall give Licensor at least sixty (60) days advance written notice of any planned or anticipated sale of the Business or its assets. Upon such sale, all rights and obligations of the parties relative to this Agreement shall cease and be of no further force or effect, except as to the rights of the respective parties which have accrued up to the date of such sale.

(i) This Agreement shall terminate only pursuant to this Section (Section 8) and Section 9 (Term), and for no other reason.

9. TERM. The Term of this Agreement shall commence on the date that this Agreement is executed by both parties, and continue for an initial term of two (2) years with successive two (2) year renewals, which renewals shall be automatic unless the Agreement is terminated pursuant to section 8, above. Upon cessation of operation by Licensee of the Business and the Website for a period of greater than one hundred eighty (180) days for any reason other than Force Majeure, this Agreement shall automatically terminate.

10. REPRESENTATION. It is expressly agreed and understood that neither party hereto is the agent or legal representative of the other and neither party has the authority, express or implied to bind the other or pledge its credit. This Agreement does not create a partnership or joint venture between the two parties.

11. FORCE MAJEURE. It is understood and agreed that in the event of an act of the government, war, terrorism, fire, flood or other natural disaster, or labor or manufacturing strikes which prevent the performance of this Agreement, such nonperformance will not be considered a breach of this Agreement, and such nonperformance shall be excused while, but not longer than, the conditions described herein prevail. The period of Force Majeure shall not exceed twelve (12) months.

12. NOTICES. All notices, whenever required in this Agreement, will be in writing and sent by certified mail, return receipt requested to the addresses of the parties' places of business. Notices will be effective upon receipt by the receiving party or within seven (7) business days of mailing, whichever time period is shorter.

13. CONTROLLING LAW AND VENUE. This Agreement shall be construed in accordance with the laws of the State of New York, United States of America and jurisdiction over the parties and subject matter over any controversy arising hereunder shall be in the Courts of the State of New York, County of New York, or the Federal courts therein. Both parties hereby irrevocably consent to said jurisdiction and venue.

14. MEDIATION. Before resorting to legal proceedings, Licensor and Licensee wish to resolve all disputes arising between them in connection with this Agreement by first submitting any such disputes to non-binding Mediation by the American Arbitration Association, such mediation to take place in the State of New York, at a location mutually agreed upon by the parties. Each party may be represented by counsel at the said Mediation.

15. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by Licensee without the prior written consent of Licensor, and any attempts to do so without the consent of the Licensor shall be void and of no effect.

16. ENTIRE AGREEMENT. This writing constitutes the entire Agreement and understanding between the parties. No other oral or written agreements or representations exist or are being relied upon by either party, all being merged herein. Any modifications or additions hereto must be made in writing and signed by both parties.

17. MISCELLANEOUS.

(a) The section headings used herein are for reference purposes only and do not effect the meaning or interpretation of this Agreement. If any provisions of this Agreement are for any

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reason declared to be invalid or illegal, the remaining provisions shall not be affected thereby.

(b) The failure of either party to enforce any or all of its rights hereunder as they accrue shall not be deemed a waiver of those rights, all of which are expressly reserved.

(c) This Agreement may be executed in more than one counterpart, all of which shall be deemed to be originals.

18. SECURITY INTEREST.

(a) In order to induce Licensor to enter into this Agreement and to secure the complete and timely performance of Licensee's obligations hereunder, Licensee hereby grants to Licensor a security interest in the Scores License granted under this Agreement as well as Licensee's receivables in connection therewith. In the event Licensee defaults under this license and Agreement, Licensor may enforce against Licensee all the rights and remedies of a secured creditor upon default under all applicable laws. In the event Licensee files for bankruptcy under the U.S. Bankruptcy laws, Licensor may enforce all rights and remedies of a secured creditor under the U.S. Bankruptcy Code.

(b) Licensee agrees to execute any and all documents necessary to perfect Licensor's security interest in this Scores License including, but not limited to any other security agreements and financing statements evidencing said security interests in such form as may be recorded and perfected according to the laws of the State of New York and the U.S. Patent and Trademark Office.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of _____ pages as of the date first written above.

SCORES HOLDING COMPANY, INC.

By: [signature]
Richard Goldring, President

STATE OF NEW YORK)
)
COUNTY OF New York)

On the 24th day of January in the year 2006 before me, the undersigned, personally appeared Richard Goldring, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

[signature]
Notary Public

JEET GULATI
Notary Public, State of New York
No. 01GU6127531
Qualified in New York County
Commission Expires May 23, 2009

AYA ENTERTAINMENT, INC.

By: [signature]
Charilaos Yioves, President

STATE OF NEW YORK)
)
COUNTY OF Queens)

On the 24th day of January in the year 2006 before me, the undersigned, personally appeared Charilaos Yioves personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

[signature]
Notary Public

LORETTA PIETRANGOLARE
Notary Public, State of New York
No. 4744372
Qualified in Queens County
Cert filed in County
Term Expires October 31, 2009

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Exhibit A

1. U.S. Trademark Registration No. 1855829 for SCORES SHOWROOM with design (INT 25, 41, 42);

2. U.S. Trademark Registration No. 1830135 for SCORES (INT. 6, 41, 42)

[ADD ADDITIONAL TRADEMARKS WITH RESPECT TO DIAMOND DOLLARS]